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                                                                       EXHIBIT 5



                                                 December 9, 1999


Brady Corporation
6555 West Good Hope Road
P.O. Box 571
Milwaukee, Wisconsin  53201-0571

         Re:      Brady Corporation Restoration Plan

Ladies and Gentlemen:

         We are providing this opinion in connection with the Registration Statement of Brady Corporation (the "Company") on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act $5,000,000 deferred compensation obligations (the "Obligations") which will represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Brady Corporation Restoration Plan (the "Plan").

         We have examined: (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (iii) the Plan; (iv) the Brady Corporation Restoration Trust; (v) the corporate proceedings relating to the adoption and approval of the Plan; and (vi) such other documents and records and such matters of law as we have deemed necessary in order to render this opinion.

         For purposes of rendering this opinion, we have examined originals or photocopies of the documents referred to above. In conducting such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         On the basis of the foregoing, we advise you that, in our opinion:

         1. The Obligations, when issued in accordance with the provisions of the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and the effect of general principles of equity and public policy, whether considered in a proceeding in equity or at law.

         2. The provisions of the written documents constituting the Plan comply with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         One of the Company's Directors and its Secretary, Peter J. Lettenberger and Conrad G. Goodkind, respectively, are partners of Quarles & Brady LLP, which serves as general counsel to the Company.



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Brady Corporation
December 9, 1999
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.

                                        Very truly yours,

                                        /s/ Quarles & Brady

                                        Quarles & Brady LLP